PATENT ASSIGNMENT

WHEREAS, **MARK S. KATZ, in his capacity as the trustee of the 2012 BS IRREVOCABLE TRUST U/A/D 12-27-12** (hereinafter, "Assignor"), a trust with an address at 8965 S. Eastern Avenue, Suite 360, Las Vegas, NV 89123, is the owner of rights in the patents and patent applications set forth on the attached **Schedule A** (which is incorporated herein by this reference), and the inventions disclosed and claimed therein; and

WHEREAS, **VYSTAR CORPORATION** (hereinafter, "Assignee"), a Georgia corporation, having its principal office and place of business at 101 Aylesbury Road, Worcester, Massachusetts 01609, desires to acquire the entire right, title, and interest in and to said inventions, patents and patent applications.

NOW THEREFORE, effective immediately by this document, and for good and valuable consideration set forth on **Schedule B** (and on such terms set forth on **Schedule B**), which **Schedule B** is incorporated herein by this reference, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign and transfer to Assignee, and its successors and assigns, all of Assignor's rights, title, interest, and estate in the United States and all foreign countries, in and to said patents and patent applications and in and to the inventions disclosed therein, and all continuations, divisions, reissues, and substitutes thereof, rights of priority under the International Convention for the Protection of Industrial Property, the Inter-American Convention Relating to Patents, Designs and Industrial Models, and any other international agreements to which the United States adheres (including provision of know-how, works created, made, conceived, invented, developed, discovered or reduced to practice related to the Patent under the brand "**Fluid Energy Conversion**") and in and to all income, royalties, damages, claims, and payments hereafter due or payable with respect thereto, and in and to all causes of action (either in law or in equity) and the right to sue, counterclaim, and recover for present, and future infringement of the rights assigned to Assignee hereunder.

Assignor hereby agrees to execute any papers and to perform such other proper acts as Assignee or its successors or assigns may deem reasonably necessary to secure to Assignee or to its successors or assigns, the rights hereby transferred.

Assignor covenants and agrees that Assignor has the full right to convey the entire interest herein assigned. Assignor hereby represents and warrants to Assignee that Assignor has not executed, and will not execute any agreement in conflict herewith.

Assignor covenants and agrees to seek Assignee's express written consent prior to practicing a method or selling a device covered by said patents and/or applications.

WHEREFORE, Assignor and Assignee have caused this Patent Assignment to be duly executed below, on the date indicated, by their respective duly authorized officers, trustees, and/or authorized representatives.

2012 BS IRREVOCABLE TRUST
U/A/D 12-27-12

Date: 5/22/19 Signature: ______________________
Name: Mark Katz
Title: Trustee

Date: May 21, 2019 Signature: Steve Rotman
Name: Steven Rotman
Title: President
Authorized to Sign on Behalf of
VYSTAR CORPORATION (Assignee)

SCHEDULE A

Any and all right, title, interest of Assignor, including, any and all intellectual property rights pertaining thereto, any and all know-how of Assignor that originated with or was previously owned by Fluid Energy Conversion, Inc., a California corporation ("FEC") that is now owned by Assigner and any and all works created, made, conceived, invented, developed, discovered or reduced to practice by FEC relating thereto, including, without limitation, all right, title and interest in any and all of the following patent and know-how related thereto:

US Patent 7,897,121 - Hughes Molecular Mixer and Catalytic Reactor.

SCHEDULE B

2,500,000 ($100,000/$.04) shares of Common Stock of Assignee (the "***Shares***") in the name of Assignor shall be issued and immediately placed into escrow and shall be released on the satisfaction of the following conditions:

1. Evidence that one-third (1/3rd) of payment of such Shares have been assigned to Patent Bridge LLC, a California limited liability company, which assignment shall be consented to by Assignee; and

2. Evidence of assignment of patent filed with the USPTO from Fluid Energy Conversion, Inc. to Assignee (and, if and as necessary to accomplish such forgoing assignment, to Assignor from Fluid Energy Conversion, Inc., and/or its assignee(s)).